                                                                     EXHIBIT 11

              HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

              COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

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                                        For the nine months ended September 30,
                                                        1997           1996
-------------------------------------------------------------------------------

Net earnings                                        $39,131,000     $26,542,000
                                                    -----------     -----------
                                                    -----------     -----------
Primary:
  Weighted average Common Stock and common stock
    equivalents outstanding                          46,471,000      44,350,000
                                                    -----------     -----------
                                                    -----------     -----------
  Earnings per share                                $      0.84     $      0.60
                                                    -----------     -----------
                                                    -----------     -----------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end             46,007,000      42,970,000

  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                     1,312,000       1,212,000

  Net changes in Common Stock for issuance             (848,000)        168,000
                                                    -----------     -----------
    Weighted average Common Stock and common stock
      equivalents outstanding                        46,471,000      44,350,000
                                                    -----------     -----------
                                                    -----------     -----------
Fully Diluted:

  Weighted average Common Stock and common stock
    equivalents outstanding                          46,649,000      44,553,000
                                                    -----------     -----------
                                                    -----------     -----------
  Earnings per share                                $      0.84     $      0.60
                                                    -----------     -----------
                                                    -----------     -----------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end             46,007,000      42,970,000

  Additional dilutive effect of outstanding
    options (as determined by the application of
     the treasury stock method)                       1,291,000       1,398,000

  Net changes in Common Stock for issuance             (649,000)        185,000
                                                    -----------     -----------
    Weighted average Common Stock and common stock
      equivalents outstanding                        46,649,000      44,553,000
                                                    -----------     -----------
                                                    -----------     -----------

Note: Share and option amounts have been restated for all periods presented to include the shares and options of AVEMCO Corporation prior to its combination with the Company (see notes 1 and 3 to the condensed consolidated financial statements).

                                                                     EXHIBIT 11

              HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

              COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

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                                       For the three months ended September 30,
                                                        1997           1996
-------------------------------------------------------------------------------
Net earnings                                        $17,118,000     $13,749,000
                                                    -----------     -----------
                                                    -----------     -----------
Primary:

  Weighted average Common Stock and common stock
    equivalents outstanding                          47,122,000      44,356,000
                                                    -----------     -----------
                                                    -----------     -----------
  Earnings per share                                $      0.36     $      0.31
                                                    -----------     -----------
                                                    -----------     -----------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end             46,007,000       42,970,000

  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                     1,292,000        1,370,000

  Net changes in Common Stock for issuance             (177,000)          16,000
                                                    -----------      -----------
    Weighted average Common Stock and common stock
      equivalents outstanding                        47,122,000       44,356,000
                                                    -----------      -----------
                                                    -----------      -----------
Fully Diluted:

  Weighted average Common Stock and common stock
    equivalents outstanding                          47,201,000       44,419,000
                                                    -----------     -----------
                                                    -----------     -----------
  Earnings per share                                $      0.36      $      0.31
                                                    -----------     -----------
                                                    -----------     -----------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end             46,007,000       42,970,000

  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                     1,292,000        1,431,000

  Net changes in Common Stock for issuance              (98,000)          18,000
                                                    -----------     -----------
    Weighted average Common Stock and common stock
      equivalents outstanding                        47,201,000)      44,419,000
                                                    -----------     -----------
                                                    -----------     -----------

Note: Share and option amounts have been restated for all periods presented to include the shares and options of AVEMCO Corporation prior to its combination with the Company (see notes 1 and 3 to the condensed consolidated financial statements).